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                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Company Contact:
Ilia Lekach
Chairman and CEO
E Com Ventures, Inc.
305-889-1520

         E COM VENTURES, INC. SIGNS OPTION AGREEMENT TO REPURCHASE ITS
                       OUTSTANDING CONVERTIBLE DEBENTURES


MIAMI, February 27, 2001 --- E Com Ventures, Inc. (NASDAQ: ECMV) announced today that it had signed an agreement that gives the Company the option to repurchase its approximately $8.7 million outstanding convertible debentures over an eleven month period at a price equal to the unpaid principal balance plus a 20% premium. The note holders have agreed not to further convert any of the convertible debt into the Company's common stock as long as the Company continues to redeem the convertible debentures.

A. Mark Young, Chief Financial Officer of E Com Ventures, Inc. said, "Entering into this agreement with the debenture holders is an accomplishment that we believe will enhance the market value of our shares. We consider our stock price to be undervalued and not reflective of the results of our current performance."

E Com Ventures, Inc., a holding company, owns and operates Perfumania retail stores, perfumania.com, provides Internet fulfillment and other services. Perfumania is the largest perfumery chain in the United States.

THIS PRESS RELEASE MAY INCLUDE INFORMATION PRESENTED WHICH CONTAINS FORWARD-LOOKING INFORMATION, INCLUDING STATEMENTS REGARDING THE STRATEGIC DIRECTION OF THE COMPANIES. THESE COMMENTS CONSTITUTE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995), WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENT TO DIFFER MATERIALLY FROM THOSE DESCRIBED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS ARE GENERAL ECONOMIC CONDITIONS, COMPETITION, POTENTIAL TECHNOLOGY CHANGES, CHANGES IN OR THE LACK OF ANTICIPATED CHANGES IN THE REGULATORY ENVIRONMENT IN VARIOUS COUNTRIES, THE ABILITY TO SECURE PARTNERSHIP OR JOINT-VENTURE RELATIONSHIPS WITH OTHER ENTITIES, THE ABILITY TO RAISE ADDITIONAL CAPITAL TO FINANCE EXPANSION, AND THE RISKS INHERENT IN NEW PRODUCT AND SERVICE INTRODUCTIONS AND THE ENTRY INTO NEW GEOGRAPHIC MARKETS.

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